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                                                                    EXHIBIT 99.1


                  NEFFS BANCORP, INC. ANNOUNCES APPOINTMENT OF
                                  NEW DIRECTORS



For Immediate Release


For more information, please contact:
John J. Remaley, President (610)767-3875


Lehigh Valley, PA - December 20, 2005 - The Board of Directors of Neffs Bancorp, Inc. the bank holding company for The Neffs National Bank, has appointed John F. Sharkey, Jr. and Duane A. Schleicher as directors of the corporate boards.

Mr. Sharkey, a resident of Upper Macungie Township, is a senior partner in the accounting firm of Concannon, Miller & Co. A resident of East Penn Township, Carbon County, Mr. Schleicher established, owns and operates Northside Heights Mobile Home Park and Schleicher Mobile Home Sales, Inc., both located in Lehighton. His is also an active partner in East Penn Trucking, a firm maintaining terminals in Lehighton and Orefield.

The bank was chartered in 1923 and continues to operate as a single-unit community bank with its office in Neffs. The holding company assumed ownership of the bank as its subsidiary in 1986. Total Assets as September 30 were $212,000,000.